WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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  FINANCIAL DATA SCHEDULE


                               Name of Fund :  PRUDENTIAL CALIFORNIA MUNICIPAL FUND

                                Series Name : CALIFORNIA MONEY MARKET SERIES Series Name :
                                Series Name :
                                Series Name :

                                 CIK Number :  0000746518

             REPORTING PERIOD
                             FISCAL YEAR-END (Must have 3 blank spaces in fr   AUG-31-1999
                             PERIOD END (Must have 3 blank spaces in front)    AUG-31-1999
                             TYPE OF PERIOD (6-MOS or YEAR)                    YEAR

              STATEMENT OF ASSETS AND LIABILITIES
                  Assets
             Investment
                             At Value                           264,349,506
                             At Cost                       0
             Receivable                                           4,937,478
             Other Assets                                            38,240
                             Total Assets                      $269,325,224

               Liabilities
             Payable for Securities Purchased                            $0
             Senior - Long term Debt                                      0
             Other Liabilities                                    3,852,593
                             Total Liabilities                   $3,852,593

                             Net Assets                        $265,472,631

                 Capital
             Par Value                                            2,654,726
             Paid in Capital                                    262,817,905
             Accumulated Net Investment Income                            0
             Over Distribution                                            0
             Accumulated Net Gains (Losses)                               0
             Over Distribution Gains (Losses)                             0
             Appreciation or (Depreciation)                               0
                             Net Assets                        $265,472,631

             Shares Outstanding - Current                       265,472,631
             Shares Outstanding - Prior                         301,278,261





               STATEMENT OF OPERATIONS

             Net Investment Income
             Income
                             Dividend                                                     0
                             Interest                                             8,719,132
                             Other                                                        0
                                Total Income                                      8,719,132


             Expenses
                             Management Fees (Gross)                              1,445,776
                             Interest Expenses                                            0
                             Other Expenses (Gross)                                 621,390
                             Less : Subsidy or waiver                                (8,962)
                                Total Expense (net of waivers and subsidies)      2,058,204

             Net Investment Income                                                6,660,928


             Realized and Unrealized Gain (Loss)
             Net realized gain (loss)                                                18,632
             Net change in unrealized appreciation (depreciation)                         0
                             Total                                                   18,632

             Net change from Operation                                            6,679,560

               STATEMENT OF CHANGES IN NET ASSETS

             Equalization                                                                 0
             Dividend Income                                                     (6,679,560)
             Distribution of Capital Gains                                                0
             Other Distributions                                                          0
             Proceeds from shares subscribed                                  1,284,076,534
             Cost of shares reacquired                                       (1,326,335,873)
             Shares reinvested                                                    6,453,709
                             Subtotal                                           (42,485,190)


             Net Change in Net Assets                                           (35,805,630)










               PRIOR FINANCIAL INFORMATION

             Accumulated Net Investment Income                                            0
             Accumulated Net Gains (Losses)                                               0
             Overdistribution of Net Investment Income                                    0
             Overdistribution of Net Gains                                                0


               FINANCIAL HIGHLIGHTS
                                                                 Class A        Class B       Class C   Class Z
             NAV (at the beginning of the period)                      1.00            0.00      0.00     0.00
             Investment Income per share                               0.02            0.00      0.00     0.00
             Capital Appreciation (Depreciation) per share            (0.02)           0.00      0.00     0.00
             Dividend per share                                       0.000            0.00      0.00     0.00
             Distribution per share                                    0.00            0.00      0.00     0.00
             Return of Capital per share                               0.00            0.00      0.00     0.00
             NAV (at the end of the period)                            1.00            0.00      0.00     0.00

             Average net assets (000)                               289,155               0         0        0
             Expense Ratio                                             0.71            0.00      0.00     0.00
             Average Debt Outstanding (000)                               0               0         0        0
             Average Debt Outstanding per Share                        0.00            0.00      0.00     0.00


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